Exhibit 21

STANDEX INTERNATIONAL CORPORATION AND SUBSIDIARIES

SUBSIDIARIES OF REGISTRANT

Information is set forth below concerning all operating subsidiaries of the Company as of June 30, 2018 (except subsidiaries which, considered in the aggregate do not constitute a significant subsidiary).

Jurisdiction of

Name of SubsidiaryIncorporation

Associated American Industries, LLCTexas

Custom Hoists, Inc.Ohio

Dornbusch & Cia Industria E. Comercio Ltda.Brazil

Horizon Scientific, Inc.South Carolina

Mold-Tech Singapore Pte. Ltd.Singapore

Nor-Lake, IncorporatedWisconsin

Northlake Engineering, Inc.Wisconsin

Precision Engineering International LimitedUnited Kingdom

S. I. de Mexico S.A. de C.V.Mexico

Standex de Mexico S.A. de C.V.Mexico

Standex Electronics, Inc.Delaware

Standex Electronics Japan CorporationJapan

Standex Electronics (U.K.) LimitedUnited Kingdom

Standex Engraving L.L.C.Virginia

Standex Europe B.V. The Netherlands

Standex Holdings LimitedUnited Kingdom

Standex International GmbHGermany

Standex International LimitedUnited Kingdom

Standex International S.r.l.Italy

Standex (Ireland) LimitedIreland

SXI LimitedCanada

Tenibac-Graphion, Inc.Michigan

Ultrafryer Systems, LLCDelaware